                                                                    EXHIBIT 23.2


             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80789, 333-13927, 333-90004) of Movado Group,
Inc. of our report dated April 12, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 12, 2006